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EXHIBIT NO. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-101026) pertaining to The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan of our report dated June 20, 2005, with respect to the financial statements and supplemental schedule of The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP
New York, New York
June 28, 2005

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EXHIBIT NO. 23 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM